     As filed with the Securities and Exchange Commission on April 2, 1999
                             Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    ______

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ORACLE CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                                         94-2871189
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                          Identification No.)

                              500 Oracle Parkway
                        Redwood City, California 94065
          (Address of Principal Executive Offices Including Zip Code)

                    UK INLAND REVENUE APPROVED STOCK SCHEME
                           (Full title of the plan)

                               Daniel Cooperman
              Senior Vice President, General Counsel & Secretary
                              Oracle Corporation
                              500 Oracle Parkway
                        Redwood City, California 94065
                    (Name and address of agent for service)

                                (650) 506-7000
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                               Donald M. Keller
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California  94025
                                (650) 854-4488

                        CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum           Proposed Maximum
 Title of Securities       Amount to be         Offering Price Per         Aggregate Offering
 to be Registered           Registered               Share(1)                   Price(1)           Amount of Registration Fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock(2)            300,000                  $25.8125                    $7,743,750                   $2,153
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.
(2) The securities include certain rights associated with the Common Stock issued pursuant to the Rights Agreement dated December 3, 1990, as amended on January 24, 1994, March 31, 1998 and March 22, 1999.

                               Page 1 of 9 pages
                          Exhibit Index on page II-7

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a) The Registrant's latest annual report on Form 10-K (the "Annual Report") for the fiscal year ended May 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (the "Annual Report").

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(c) The descriptions of the Registrant's Common Stock and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's registration statements filed with the Commission under Section 12 of the Exchange Act on April 2, 1986 (with respect to the Common Stock) and on December 10, 1990, January 24, 1994, March 31, 1998 and March 22, 1999 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF EXPERTS AND NAMED COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Restated Certificate of Incorporation includes a provision that eliminates the personal liability of each of its directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. The directors' liability will be further limited to the extent permitted by any future amendments to the Delaware General Corporation Law authorizing the further limitation or elimination of the liability of directors. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of the law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent it determines that such insurance is reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

  The Registrant has entered into indemnification agreements with its directors and officers containing provisions which provide for the indemnification of such director or officer, as applicable, to the fullest extent permitted by Delaware law.

  The indemnification provisions in the Bylaws, and any indemnity agreements entered into between the Registrant and its directors or officers, may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number   Exhibit

4.1 (1) Registrant's Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on March 12, 1987.

4.2 (2) Certificate of Designation specifying the terms of the Series A Junior Participating Preferred Stock of Registrant, filed with the Secretary of State of Delaware on December 7, 1990.

4.3 (3) Certificate of Amendment of Certificate of Incorporation dated October 29, 1996.

4.4 (4) Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A., dated March 31, 1998.

4.5 (5) Amendment Number One, dated March 22, 1999, to Amended and Restated Preferred Shares Rights Agreement between Registrant and BancBoston, N.A. dated March 31, 1998.

4.6 (6) Amended and Restated Bylaws of Registrant adopted October 30, 1986, as amended and restated on December 3, 1990.

4.7 (1)  Specimen Certificate of Registrant's Common Stock.

23.1(7)  Consent of Independent Accountants.

24.1     Power of Attorney (see page II-5).

_____________________
(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-12941) filed with the Commission on March 27, 1987.
(2)  Incorporated by reference to the Form 8-K filed on December 10, 1990.
(3)  Incorporated by reference to the Form 10-Q filed on January 10, 1997.
(4)  Incorporated by reference to the Form 8-A/A filed on March 31, 1998.
(5)  Incorporated by reference to the Form 8-A/A filed on March 22, 1999.
(6)  Incorporated by reference to the Form 8-K filed on December 10, 1990.
(7)  Filed herewith.

ITEM 9.  UNDERTAKINGS.

A.  The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Oracle Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on April 2, 1999.

ORACLE CORPORATION

By
/s/ Jeffrey O. Henley
---------------------------
Jeffrey O. Henley
Executive Vice President
and Chief Financial Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Jeffrey O. Henley and Daniel Cooperman, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity                              Date

Principal Executive
Officer:
                           Chief Executive Officer and           April 2, 1999
/s/ Lawrence J. Ellison    Chairman of the Board
-------------------------
Lawrence J. Ellison

Principal Financial
Officer:

                           Executive Vice President,             April 2, 1999
/s/ Jeffrey O. Henley      Chief Financial Officer and Director
-------------------------
Jeffrey O. Henley

Principal Accounting
Officer:

                           Vice President and                    April 2, 1999
/s/ Jennifer Minton        Corporate Controller
-------------------------
Jennifer Minton


Directors:

                           President, Chief Operating
                           Officer and Director
-------------------------
Raymond J. Lane


/s/ Donald L. Lucas        Director                              April 2, 1999
-------------------------
Donald L. Lucas


/s/ Dr. Michael J. Boskin  Director                              April 2, 1999
-------------------------
Dr. Michael J. Boskin

                           Director
----------------
Jack F. Kemp


/s/ Jeffrey Berg           Director                              April 2, 1999
----------------
Jeffrey Berg


                           Director
---------------------
Richard A. McGinn


/s/ Kay Koplovitz          Director                              April 2, 1999
-----------------
Kay Koplovitz

EXHIBIT INDEX

EXHIBIT  EXHIBIT DESCRIPTION
NUMBER
23.1    Consent of Independent Accountants

                                    II-7